UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401

Richmond, Virginia 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MDRR	Nasdaq Capital Market

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 5, 2019, the external manager of Medalist Diversified REIT, Inc. (the “Company”), assigned its rights and obligations related to a Contract of Sale and Purchase (the “PSA”), a copy of which is filed hereto as Exhibit 10.1, to the Company’s operating partnership, Medalist Diversified Holdings, L.P. A copy of the assignment of the PSA is filed hereto as Exhibit 10.2. Pursuant to the PSA, the Company, through its operating partnership, shall acquire a mixed-use industrial/office property totaling approximately 64,884 square feet of gross leasable area in Greenville, South Carolina, commonly referred to as the Brookfield property (“Brookfield”), from Appian-Brookfield South 48, LLC, a South Carolina limited liability company, and Appian-Brookfield TIC, LLC, a South Carolina limited liability company, as tenants-in-common (together, the “Brookfield Sellers”), each an unaffiliated seller, for a purchase price of $6,700,000, subject to customary prorations and adjustments. The Company has made a $50,000 earnest money deposit to the Brookfield Sellers, which shall become non-refundable forty (40) days following the execution of the PSA if the Company does not terminate the PSA prior to expiration of such period (the “Inspection Period”). Upon the expiration of the Inspection Period, the Company must deliver an additional, non-refundable earnest money deposit of $50,000 to the Brookfield Sellers. The closing of the acquisition of Brookfield will occur within thirty (30) days of the expiration of the Inspection Period. The Company expects to invest approximately $1,941,875 of equity in Brookfield.

The PSA contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry and the purchase of a mixed-use property. Several conditions to closing on the acquisition remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of Brookfield. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Contract of Sale and Purchase, dated July 19, 2019, by and among Appian-Brookfield South 48, LLC, Appian-Brookfield TIC, LLC and Medalist Fund Manager, Inc.
10.2	Assignment of Real Estate Purchase and Sale Agreement, dated August 5, 2019, by and between Medalist Fund Manager, Inc. and Medalist Diversified Holdings, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: August 5, 2019	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary